Exhibit 99.1

Progress Software Completes Acquisition of Domo's AI and Data Platform Business

Acquisition advances Progress’ strategy to deliver the context and control organizations need to achieve trusted AI and agentic outcomes with confidence

Burlington, Mass., September 22, 2026—Progress Software (Nasdaq: PRGS), an AI infrastructure software leader, today announced it has completed its acquisition of substantially all the assets of Domo’s AI and data platform business, as well as assumed certain liabilities.

“As organizations pursue AI initiatives, the challenge is no longer simply access to AI technology,” said Yogesh Gupta, CEO of Progress Software. “It is creating the right context, grounded in trusted data and knowledge, and maintaining the right control through governance, security and oversight. Together, context and control enable organizations to adopt and scale AI with confidence. We are excited to welcome Domo to Progress because it strengthens our ability to help customers build that foundation.”

Domo's cloud-native AI and data platform business will become part of Progress’ existing data platform offerings, further strengthening Progress’ ability to help customers connect, govern and activate enterprise data for secure, scalable AI and agentic initiatives.

Domo adds a customer base of over 2,400 businesses to Progress as well as global strategic partners including leading cloud data warehouse providers.

Continued Gupta, “Domo brings innovative technology, a talented team, a passionate customer base and a shared belief that organizations should be able to unlock the full value of their data. We see exciting opportunities ahead to build on our respective strengths and to continue helping organizations thrive in a world powered by AI.”

As previously announced, Progress paid $400M for the acquisition, funded with a combination of cash and its existing revolving credit facility. Progress will provide additional information on the financial impact of this acquisition on its upcoming third quarter earnings conference call on Wednesday, September 30th at 5:00pm ET.

About Progress Software

Progress Software (Nasdaq: PRGS) provides the context and control organizations need to reliably extract value from AI—context drawn from an organization's data, content and workflows, and control over the security, governance and cost of their AI initiatives. Learn how hundreds of thousands of businesses, powering the work of tens of millions of professionals worldwide, realize value from trusted, enterprise-ready AI at www.progress.com.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Risks, uncertainties and other important factors that could cause actual results to differ from those expressed or implied in the forward-looking statements include: uncertainties as to the effects of disruption from the acquisition of Domo making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Progress’ control; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies or tax benefits will be realized; and uncertainties as to whether Domo’s business will be successfully integrated with Progress’ business. For further information regarding risks and uncertainties associated with Progress’ business, please refer to Progress’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2025. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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Progress is a trademark or registered trademark of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Press Contact: Jeff Young VP, Corporate Communications Progress Software +1 781-280-4000 pr@progress.com	Investor Relations: Mike Micciche SVP, Investor Relations Progress Software +1 781-280-4000 Investor-relations@progress.com